UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

EVOKE PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 230
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2024, the board of directors (the “Board’) of Evoke Pharma, Inc. (the “Company”) appointed Matthew J. D’Onofrio as the Company’s Chief Executive Officer, effective as of March 31, 2024. Mr. D’Onofrio will succeed Dave A. Gonyer, R. Ph., the Company’s current Chief Executive Officer, who is resigning effective as of March 31, 2024, for personal reasons. Mr. Gonyer’s departure is not due to any disagreement with the Company or on any matter related to the Company’s operations, policies, or practices. Mr. Gonyer has also resigned as a member of the Board and Mr. D’Onofrio was appointed as a member of the Board, in each case, effective as of March 31, 2024.

Mr. D’Onofrio is one the Company’s co-founders and has served as our President, Chief Operating Officer, Secretary and Treasurer since February 2023 and in prior executive positions at the Company since March 2007. The full biography and other information with respect to Mr. D’Onofrio required by Item 5.02(c) of Form 8-K are included in the Company’s proxy statement on Schedule 14A for the 2023 annual meeting of stockholders filed with the SEC on March 29, 2023 under the heading “Executive Compensation and Other Information” and such biography and information are incorporated herein by reference. There are no family relationships between Mr. D’Onofrio and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	March 21, 2024	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: President, Chief Operating Officer and Secretary